Exhibit 99.1

Financial Statements

F-1

Independent Auditor’s Report

To the Stockholder of Collins Building & Contracting, Inc.

Opinion

We have audited the financial statements of Collins Building & Contracting, Inc., which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Collins Building & Contracting, Inc. as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Collins Building & Contracting, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Collins Building & Contracting, Inc.’s ability to continue as a going concern for one year after the date that the financial statements are issued.

F-2

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Collins Building & Contracting, Inc.’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Collins Building & Contracting, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Meaden & Moore, Ltd.

Cleveland, Ohio

November 14, 2023

F-3

COLLINS BUILDING & CONTRACTING, INC.

BALANCE SHEETS

	December 31, 2022	December 31, 2021
Assets

Current Assets
Cash and cash equivalents	$86,115	$422,488
Accounts receivable	8,156	18,144
Contract assets	1,144,117	455,012
Operating lease asset	329,114	-
Prepaid expenses and deposits	141,591	131,005
Total current assets	1,709,093	1,026,649

Property and Equipment
Buildings	755,293	755,293
Rock quarry	85,343	68,103
Office equipment and furniture	34,942	30,421
Machinery and equipment	8,054,759	8,450,137
	8,930,337	9,303,954
Less accumulated depreciation	(6,609,237)	(6,238,349)
	2,321,100	3,065,605
Land	2,286,211	2,286,211
Total property and equipment	4,607,311	5,351,816
Total Assets	$6,316,404	$6,378,465

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued liabilities	$442,798	$184,474
Line of credit	1,181,911	-
Operating lease liability	329,114	-
Current portion of long-term debt	63,877	76,870
Total current liabilities	2,017,700	261,344
Long term debt, net of current portion	19,059	461,915
Total liabilities	2,036,759	723,259

Stockholders’ Equity
Common stock, par value $10.00 per share; 100 shares authorized, issued and outstanding	1,000	1,000
Additional paid-in capital	73,403	73,403
Retained earnings	4,205,242	5,580,803
Total stockholders’ equity	4,279,645	5,655,206
Total Liabilities and Stockholders’ Equity	$6,316,404	$6,378,465

The accompanying notes are an integral part of these financial statements.

F-4

COLLINS BUILDING & CONTRACTING, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2022	Year Ended December 31, 2021

Revenues	$3,780,704	$5,303,555
Cost of services	(3,431,104)	(4,128,821)
Gross Profit	349,600	1,174,734

Operating Expenses:
General and administrative	1,565,604	2,172,690
Total operating expenses	1,565,604	2,172,690

Loss from operations	(1,216,004)	(997,956)

Other income (expense):
Gain on PPP loan forgiveness	153,952	164,800
Gain on sale of equipment	215,607	711,953
Loss on settlement (see Footnote #9)	(255,000)	-
Interest expense	(42,821)	(79,078)
Other income	81,617	668
Total other income	153,355	798,343

Net loss	$(1,062,649)	$(199,613)

The accompanying notes are an integral part of these financial statements.

F-5

COLLINS BUILDING & CONTRACTING, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2022 AND DECEMBER 31, 2021

			Additional
	Common Stock		Paid- In	Retained
	Shares	Amount	Capital	Earnings	Total
Balance, December 31, 2020	100	$1,000	$73,403	$6,565,165	$6,639,568

Shareholder distributions	-	-	-	(784,749)	(784,749)
Net loss	-	-	-	(199,613)	(199,613)

Balance, December 31, 2021	100	1,000	73,403	5,580,803	5,655,206

Shareholder distributions	-	-	-	(312,912)	(312,912)
Net loss	-	-	-	(1,062,649)	(1,062,649)

Balance, December 31, 2022	100	$1,000	$73,403	$4,205,242	$4,279,645

The accompanying notes are an integral part of these financial statements.

F-6

COLLINS BUILDING & CONTRACTING, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2022	Year Ended December 31, 2021
Cash flows from operating activities:
Net loss	$(1,062,649)	$(199,613)

Adjustments to reconcile loss from operations to net cash used in operating activities:

Depreciation	834,324	1,204,969
Forgiveness of PPP loan	(153,952)	(164,800)
Bad debt expense	-	6,324
Gain on sale of fixed assets	(215,607)	(711,954)
Changes in operating assets and liabilities:
Accounts receivable	9,988	231,320
Contract assets	(689,105)	210,231
Prepaid assets and deposits	(10,586)	79,575
Accounts payable and accrued liabilities	258,323	(40,924)
Net cash provided by (used in) operating activities	(1,029,264)	615,128

Cash used in investing activities:
Equipment purchased	(227,690)	(1,023,553)
Proceeds from sale of fixed assets	353,478	1,784,059
Net cash provided by (used in) investing activities	125,788	760,506

Cash provided by financing activities:
Payments on long-term debt	(301,896)	(584,147)
Shareholder distributions	(312,912)	(784,749)
Proceeds from line of credit	1,181,911	-
PPP loans	-	153,952
Net cash provided by (used in) financing activities	567,103	(1,214,944)

Net increase (decrease) in cash and cash equivalents	(336,373)	160,690
Cash and cash equivalents - beginning of period	422,488	261,798

Cash and cash equivalents - end of period	$86,115	$422,488

Supplemental non-cash transactions:
Forgiveness of PPP loan	$153,952	$164,800

The accompanying notes are an integral part of these financial statements.

F-7

COLLINS BUILDING & CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

1. BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Collins Building & Contracting, Inc. (the “Company”, “we”, “us” and “our”) was incorporated in the State of West Virginia on January 7, 2003. The Company is engaged in the construction industry specializing in reclamation projects throughout West Virginia under fixed price arrangements. In addition, the Company occasionally performs some private excavation and concrete projects. The Company also operates a rock quarry which sells various types of stone and also rents equipment out to a variety of customers. The Company also owns an RV park and collects rental income from a variety of customers. The Company grants credit to its customers, all of whom to date have been located in West Virginia.

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Revenue Recognition

Construction Contracts:

The Company recognizes revenue on construction contracts for financial reporting purposes over time; as performance obligations are satisfied, due to the continuous transfer of control to the customer. These services are sold under fixed-price contracts modified by executed change orders. Progress toward completion of the Company’s contracts is measured by the percentage of cost incurred to date compared to estimated total costs for each contract. This method is used because management considers total cost to be the best available measure of progress on contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change significantly within the near term.

Contract Performance Obligations and Variable Considerations:

The Company’s construction contracts are generally accounted for as a single performance obligation. Contracts are considered to contain a single performance obligation if the promise to transfer individual goods or services is not separately identifiable from other promises in the contracts primarily because the Company provides a significant service of integrating a complex set of tasks and components into a single project or capability.

The nature of the Company’s business gives rise to variable consideration, including change order, claims, contract penalty provisions, and settlements that can either increase or decrease the transaction price, thereby increasing or reducing revenue. In most instances, contract modifications are for goods or services that are not distinct, and, therefore, are accounted for as part of the existing contract.

Variable consideration is estimated at the most likely amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are estimated based upon historical experience and known trends.

The Company recognizes adjustments in estimated profit on contracts under the cumulative catch-up method. Under this method, the impact of the adjustment on profit recorded to date is recognized in the period the adjustment is identified. Revenue and profit in future periods of contract performance is recognized using the adjusted estimate. If at any time the estimate of contract profitability indicates an anticipated loss on the contract, a provision for the entire loss is recognized in the period it is identified.

Cost and Expense Recognition:

Contract costs include all direct labor, materials, fuel, subcontractor, and equipment costs, and those indirect costs which are related to contract performance, such as indirect labor, etc. For construction contracts, costs are generally recognized as incurred.

Quarry and Rental Income:

The Company recognizes revenue from the sale of stone and sand and rental revenue when control of these products and services is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products and services. Sales and other taxes that the Company collects concurrent with revenue producing activities are excluded from revenue. The Company does not have any significant financing components as payment is received at or shortly after the point of sale.

For performance obligations related to the rental of equipment and real property as well as stone and sand sales, control transfers to the customer at a point in time. The Company’s principal terms of sale are FOB shipping point and FOB destination and the Company transfers control and records revenue for product sales either up on shipment or delivery to the customer, respectively.

The following table disaggregates the Company’s revenue based on timing of satisfaction of performance obligations for the years ended December 31, 2022 and December 31, 2021:

	December 31, 2022	December 31, 2021

Performance obligations satisfied at a point in time	$457,854	$346,514
Performance obligations satisfied over time	3,322,850	4,957,041
Total	$3,780,704	$5,303,555

F-8

Performance Obligations and Variable Considerations

For performance obligations related to construction services, control transfer to the customer over time. These services are sold under fixed-price contracts modified by executed change orders. Revenue under fixed-price contacts is recognized as the work progresses and is measured by the percentage of cost incurred to date compared to estimated total costs for each contract.

For performance obligations related to the rental of equipment and real property as well as stone and sand sales, control transfers to the customer at a point in time. The Company’s principal terms of sale are FOB shipping point and FOB destination and the Company transfers control and records revenue for product sales either up on shipment or delivery to the customer, respectively.

The nature of the Company’s business gives rise to variable consideration, including change order, claims, contract penalty provisions, and settlements that can either increase or decrease the transaction price, thereby increasing or reducing revenue.

Variable consideration is estimated at the most likely amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are estimated based upon historical experience and known trends.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. From time to time, the Company’s cash account balances exceed the balances covered by the Federal Deposit Insurance System. The Company has never suffered a loss due to such excess balances.

Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect from the balances outstanding at year end. The Company recorded bad debt expense of $6,324 during the year ended December 31, 2021 and none during the year ended December 31, 2022. Accounts receivable were $8,156 at December 31, 2022, $18,144 at December 31, 2021 and $42,921 at December 31, 2020. Based on management’s assessment, it has concluded that losses on balances outstanding at December 31, 2022 and December 31, 2021 will be immaterial and, therefore, no allowances were recorded in the years ended December 31, 2022 or December 31, 2021.

Property and Equipment

Equipment is carried at cost. Expenditures for maintenance and repairs are charged to cost of services. Additions and betterments are capitalized. The cost and related accumulated depreciation of equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is reflected in the current year’s earnings.

	December 31, 2022	December 31, 2021

Buildings	$755,293	$755,293
Rock quarry	85,343	68,103
Office equipment and furniture	34,942	30,421
Equipment	8,054,759	8,450,137
Total property and equipment	8,930,337	9,303,954
Less: Accumulated Depreciation	(6,609,237)	(6,238,349)
	2,321,100	3,065,605
Depreciation expense	$834,324	$1,204,969

F-9

The Company assesses the recoverability of its property, plant, and equipment by determining whether the depreciation of the assets over their remaining lives can be recovered through projected future cash flows generated by the assets. There were no assets identified for impairment.

Fair Value of Financial Instruments

FASB ASC 825, “Financial Instruments” requires that the Company disclose estimated fair values of financial instruments. Financial instruments held by the Company include, among others, accounts receivable, accounts payable and long-term debt. The carrying amounts reported in the balance sheets for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Leases

FASB 842 requires the Company to determine whether a contract is, or contains, a lease at inception. Right-of-use assets represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at lease commencement based upon the estimated present value of unpaid lease payments over the lease term. The Company uses its incremental borrowing rate based on the information available at lease commencement in determining the present value of unpaid lease payments. The standard is effective for fiscal years beginning after December 15, 2021. The standard had no impact on the Company as no leases were deemed to be long-term in nature.

Income Taxes

The Company has elected Subchapter S Corporation status and the shareholder is taxed personally on the net profits or losses of the Company.

Subsequent Events

Management evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements. Subsequent events have been evaluated through November 14, 2023, which is the date the financial statements were available to be issued.

2. CONTRACT RECEIVABLES, ASSETS AND LIABILITIES

Contract assets include unbilled amounts typically resulting from sales under contracts when the percentage-of-completion cost-to-cost method of revenue recognition is utilized and revenue recognized exceeds the amount billed to the customer.

Details of construction contracts in progress at December 31, 2022 and 2021 are as follows::

	December 31, 2022	December 31, 2021

Costs incurred	$2,580,266	$2,963,966
Estimated earnings	463,851	2,003,312
	3,044,117	4,967,278
Less: Billings to Date	(1,900,000)	(4,512,266)
Contract assets	$1,144,117	$455,012

F-10

3. LINES OF CREDIT AND SUBSEQUENT CREDIT LINE MODIFICATIONS

The Company had a line of credit with a maximum available amount of $750,000 that was secured by all business assets and guaranteed by the stockholder. This credit line bore interest at the U.S. prime rate as published in the Wall Street Journal and matured in July 2022. At December 31, 2021, there were no outstanding borrowings on this credit line.

The Company obtained an additional line of credit with a maximum available amount of $1,000,000 that was secured by various pieces of construction equipment and guaranteed by the stockholder. This credit line bore interest at the lender’s prime rate, with a floor of 3.25%, and matured in July 2022. At December 31, 2021, there were no outstanding borrowings on this credit line.

In April 2022, the Company obtained a line of credit with a maximum available amount of $1,250,000 that is secured by all business assets and guaranteed by the stockholder. This credit line is also secured by all of the assets of Collins Reclamation LLC, R.L. Collins LLC and Haney’s Equipment LLC. These companies are all related through common ownership to the Company and all of them were formed in 2021 with little to no activity. These related companies are all signatory to this line of credit. This credit line bears interest at the lender’s prime rate and replaced the two credit lines noted above. The credit line matured on April 5, 2023, and was paid off during 2023. At December 31, 2022, $1,181,911 was outstanding on this credit line.

4. LONG-TERM DEBT

Long-term debt and current maturities of long-term debt at December 31, 2022 and December 31, 2021 are as follows:

	December 31, 2022	December 31, 2021

Installment loan – interest at 1.00%; payable in monthly installments of $3,566 with final payment due April 2026; unsecured and forgivable under the Payroll Protection Act.	$-	$153,952
Installment loan – interest at 6.59%; payable in monthly installments of $963 with final payment due September 2025; secured by a vehicle	29,053	38,389
Installment loan – interest at 5.96%; payable in monthly installments of $25,199 with final payment due December 2023; secured by all equipment of the Company and other related entities and guaranteed by the stockholder	53,883	343,465
Installment loan – interest at 6.75%; secured by construction equipment and guaranteed by the stockholder		2,979
Total long-term debt	82,936	538,785
Less current maturities	(63,877)	(76,870)
Long-term debt, net of current maturities	$19,059	$461,915

Future maturities of long-term debt as of December 31, 2022 and December 31, 2021 are as follows:

	December 31, 2022	December 31, 2021

2022	$-	$76,870
2023	63,877	344,225
2024	10,622	52,607
2025	8,437	50,850
2026	-	14,233
Thereafter	-	-
Total	$82,936	$538,785

F-11

In March 2022, the installment loan with a balance of $153,952 noted above was fully forgiven by the bank under the Payroll Protection Act as it was deemed to have been in compliance with the rules and regulations required for forgiveness. Future maturities of this loan included $13,760 maturing in 2022.

5. OPERATING LEASES

The Company rents equipment for use on jobs, at the rock quarry and for shop used on an as needed basis under short-term rental agreements.

The Company had an operating lease agreement for one piece of equipment with a remaining lease term of seven months at December 31, 2022. Leases with an initial term of 12 months or less are not recorded on the balance sheet. The Company accounts for the lease and non-lease components of its lease as a single lease component. Lease expense is recognized on a straight-line basis over the lease term.

Under FASB ASC 842, which was effective for the Company as of January 1, 2022, an operating lease right-of-use (“ROU”) asset and liability is recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

Year Ended December 31, 2022
Lease Cost
Operating lease cost (included in general and administrative expenses in the Company’s unaudited consolidated statements of operations)	$250,000

Other Information
Cash paid for amounts included in the measurement of lease liabilities	$250,000
Weighted average remaining lease term – operating leases (in years)	0.5
Average discount rate – operating leases	3.1%

The supplemental balance sheet information related to leases for the period is as follows:

December 31, 2022
Operating leases
Current right-of-use asset	$329,114

Short-term operating lease liability	329,114
Total operating lease liabilities	$329,114

Maturities of the Company’s lease liabilities are as follows:

Year Ending December 31, 2022	Operating Lease
2023	$339,609
Total lease payments	339,609
Less: Imputed interest/present value discount	(10,495)
Present value of lease liabilities	$329,114

During the years ended December 31, 2022 and December 31, 2021, the total expense recognized related to lease agreements was $530,463 and $656,732, respectively.

6. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2017, the Company loaned Collins & Herndon Farming and Timber, LLC (“CHFT”), related through common ownership, $135,419 to be used to pay off certain debt incurred by CHFT. The two parties executed a promissory note dated November 9, 2017, whereby interest of 2.03% is recognized with monthly compounding and a maturity date of November 9, 2018, which was revised and matured on November 9, 2021. The loan called for interest only payments through the maturity date and was secured by all business assets of CHFT. During the year ended December 31, 2021, this loan was settled in full, with $136,493 received from CHFT and the remaining balance due of $6,324 written off to related party bad debt expense.

Haney’s Equipment LLC (“Haney’s”) rented equipment for use on construction projects to the Company during the year ended December 31, 2022 at a cost of $10,935. Haney’s also paid for expenses and loaned funds to the Company during the year ended December 31, 2022, with a total due to Haney’s of $69,823 as of December 31, 2022, including $485 of accumulated interest. This amount is included in accounts payable in the Company’s financial statements.

During the year ended December 31, 2022, the Company recognized $1,900,000 in revenue from a contract with Collins Reclamation, LLC, related to the Company through common ownership.

7. CONCENTRATIONS OF CREDIT RISK

Substantially all contracts received are awarded on the basis of competitive bids. For the year ended December 31, 2022, one contract with a related party accounted for 91% of recognized construction income, one customer accounted for all of the accounts receivable from contracts, and one customer accounted for 84% of trade accounts receivable from the rock quarry. For the year ended December 31, 2021, one contract accounted for 99% of recognized construction income and one customer accounted for 81% of trade accounts receivable from the rock quarry.

8. RENTAL INCOME

During 2021, the Company rented out space at an RV park located in Braxton County, West Virginia. All of these rentals were on a month-to-month basis with various customer. The Company recognized rental income from the RV park of $8,563 and $6,514 during the years ended December 31, 2022 and December 31, 2021, respectively. At December 31, 2022 and December 31, 2021, there were no amounts due for unpaid rental income. The cost of the assets related to the RV park that were rented was $622,461 with accumulated depreciation of $17,051 and $13,462 at December 31, 2022 and December 31, 2021, respectively.

9. LAWSUIT CONTINGENCY

In April 2021, a former employee filed suit against the Company alleging that he was not fully paid for his job duties performed on a project in Nicholas County, West Viginia in May 2016 under prevailing wage rules in effect at that time. The suit seeks damages for these unpaid wages, including benefit and appropriate penalties, costs and fees, however, no specific dollar among has been requested as of December 31, 2021. Management and its legal counsel believed that it was in the best interest of the Company to settle out of court for $255,000 in July 2023 to resolve the matter entirely. This amount was accrued as a liability as of December 31, 2022.

F-12

In February 2023, the same former employee who was involved in the suit described above, filed an additional lawsuit against the Company alleging that he has developed black lung disease as a result of repeated exposure to dust and other elements from job sites over the years. Management and its legal counsel believe the suit to be without merit and intend to fight these allegations vigorously. The maximum exposure to the Company from this lawsuit is expected to be a black lung benefit of $737.90 per month for the life of the individual plus all medical and prescription costs related to the treatment of this disease, however, management expects that the Company will ultimately prevail without any damages being awarded to the plaintiff. Due to the uncertainty of this matter at the financial statement date, no loss contingency had been accrued in these financial statements.

10. BACKLOG INFORMATION

At December 31, 2022 and December 31, 2021, the Company’s backlog consisted of uncompleted work as follows:

	December 31, 2022	December 31, 2021

Contract price	$5,899	$83,795
Estimated gross profit	$899	$33,795

11. SUBSEQUENT EVENTS

On August 31, 2023, the stockholder entered into a Stock Purchase Agreement by and between the Stockholder and Malachite Innovations, Inc. (“Malachite”) (the “Stock Purchase Agreement”), pursuant to which the stockholder agreed to sell all of the outstanding common stock of the Company to Malachite in exchange for (a) cash consideration of $1,000,000 (subject to certain adjustments as set forth in the Stock Purchase Agreement), (b) a five-year secured promissory note in favor of the stockholder in the principal amount of $2,000,000, bearing interest at 7.0% per annum (the “First Promissory Note”), and (c) a two-year secured promissory note in favor of the stockholder in the principal amount of $2,035,250, bearing interest at 8.25% per annum (the “Second Promissory Note” and, together with the First Promissory Note, the “Promissory Notes”). The First Promissory Note is secured by the acquired real property and quarry infrastructure, and the Second Promissory Note is secured by the acquired equipment.

In June 2023, the Company sold real property located in Braxton County, West Virginia, to an unrelated third party for $330,000 via owner financing. The Company has assigned the deed and rights to the payments related to the financing to R.L. Collins LLC, a related party.

In June 2023, the Company sold several pieces of equipment at auction for net proceeds of $411,564.

F-13